UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2019 (June 18, 2019)

ACCELERIZE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

2601 Ocean Park Blvd., Suite 310 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

310-314-8804

(Registrant’s Telephone Number, Including Area Code)

20411 SW Birch Street, Suite 250

Newport Beach, California 92660

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02     Termination of a Material Definitive Agreement

Item 2.01     Completion of Acquisition or Disposition of Assets

Item 3.02     Unregistered Sales of Equity Securities

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.07     Submission of Matters to a Vote of Security Holders

As previously disclosed, on May 15, 2019, Accelerize Inc. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”), with CAKE Software, Inc., a Delaware corporation and a subsidiary of Constellation Software Inc., an Ontario, Canada corporation (TSX: CSU) (“Constellation”), pursuant to which the Company agreed to sell substantially all of the assets associated with its CAKE and Journey by CAKE business (the “Business”) to Constellation for a base purchase price of $19,400,000 plus or minus an estimated closing date adjustment based on the net tangible assets of the Business at the closing, a holdback of $500,000 adjusted pursuant to the terms of the Asset Purchase Agreement and payable on the first anniversary of the closing date, and a three year earnout equal to 30% of the amount that the annual net revenue of the Business exceeds $13,750,000 and payable within 120 days on each of the first, second and third end of month anniversaries of the closing date (the “Sale”). The closing of the Sale took place on June 18, 2019 (the “Closing Date”).

On the Closing Date, Constellation acquired all of the assets used by the Company in the Business and assumed the Company’s post-closing obligations under certain vendor, customer and other commercial contracts related to the Business, including the Company’s lease for its headquarters in Newport Beach, California. The Company’s cash and cash equivalents, and the assets associated with its Accelerize trademark, were excluded from the sale of the Business. Constellation assumed the employment agreements of certain of the Company’s employees following the Closing Date, including Santi Pierini, the Company’s former Chief Operating Officer, and Paul Dumais, the Company’s former Senior Vice President, Product Development. The Company and Brian Ross, its Chief Executive Officer, have agreed not to compete with the Business for a period of five years from the closing date and not to solicit from the Business employees, customers, vendors and others with a business relationship with the Business for a period of two years.

On the Closing Date, the Company received proceeds of $20,892,667, net of the estimated closing date adjustment. On the Closing Date, the Company paid to (i) SaaS Capital Funding II, LLC (“SaaS Capital”) $4,576,123 in principal, interest and fees to terminate the loan and security agreement between the Company and SaaS Capital and SaaS Capital released its security interest in the Company’s assets associated with the Business, (ii) Beedie Investments Limited (“Beedie”) $7,033,207 in principal, interest and fees to terminate the non-revolving term credit agreement between the Company and Beedie and Beedie released its security interest in the Company’s assets associated with the Business, (iii) Amazon Web Services (“AWS”) $3,644,403 in connection with outstanding invoices due to AWS, (iv) fifteen promissory note holders the aggregate amount of $3,000,000 to terminate the same outstanding principal amount of outstanding promissory notes, (v) a former officer of the Company $850,000 to pay remaining amounts due under a settlement agreement between the Company and such officer, and (vi) financial, legal, accounting and other advisors an aggregate of $1,158,897 for various transaction and related costs. Also on the Closing Date, SaaS Capital’s warrants to purchase an aggregate of 1,733,333 shares of the Company’s common stock and Beedie’s warrants to purchase an aggregate of 7,935,000 shares of the Company’s common stock were cancelled. Fees in the aggregate amount of (i) $500,000 will be payable to SaaS Capital and (ii) $1,015,861 will be payable to Beedie, from the holdback and earnout payments payable by Constellation under the Asset Purchase Agreement and SaaS Capital and Beedie have a security interest in such amounts.

On June 20, 2019, in connection with previously disclosed amendments entered into on May 15, 2019 with the Company’s promissory noteholders, the Company (i) filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock with the Secretary of State of the State of Delaware (the “Series A Certificate”) and issued to certain of its promissory noteholders an aggregate of 500 shares of Series A Preferred Stock, each with a stated value per share of $1,000 which will bear interest at 12% per annum, be convertible into the Company’s common stock at the election of the holder at a conversion price per share to be mutually agreed between the Company and the holder in the future, and be redeemable at the Company’s option following the third year after issuance, without voting rights or a liquidation preference, and (ii) issued an aggregate of 3,500,000 restricted shares of common stock to the promissory noteholders in lieu of paying two years of accrued but unpaid interest under the promissory notes. The securities were issued pursuant to an exemption under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). A copy of the Series A Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously disclosed, on May 15, 2019, the Company entered into an asset purchase agreement (the “Emerging Growth Agreement”), with Emerging Growth LLC (the “Seller”), pursuant to which the Company will acquire certain assets from the Seller related to its sponsored content and marketing business (the “Purchase”). The closing of the Purchase occurred on June 20, 2019. In connection with the closing of the Purchase, the Company (i) paid $420,000 in cash to the Seller, (ii) filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock with the Secretary of State of the State of Delaware (the “Series B Certificate”) and issued to the Seller 3,000 shares of Series B Preferred Stock, each with a stated value per share of $1,000 which will bear interest at 6% per annum and be convertible into the Company’s common stock at the election of the Seller at a conversion price per share to be mutually agreed between the Company and the Seller in the future, without voting rights or a liquidation preference, except with respect to accrued penalty interest, and (iii) issued an aggregate of 30,000,000 restricted shares of common stock to the Seller. The securities were issued pursuant to an exemption under Section 4(a)(2) of the Securities Act. Under the Emerging Growth Agreement, the Company granted the Seller the right to appoint two members to the Company’s board of directors, which appointment has not yet occurred. A copy of the Series B Certificate is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference. The Company will file 2017 and 2018 audited financial statements, along with required pro-forma financial information, within 75 days of the closing of the Purchase (or by September 3, 2019).

On June 3, 2019, the Company commenced a written consent solicitation from its stockholders to approve the Sale and the first consent was delivered on June 3, 2019. At the time of the closing of the Sale, stockholders representing 63% of the Company’s issued and outstanding shares of common stock had approved the Sale. The Sale required the written consent of the majority of the Company’s issued and outstanding shares of common stock. At the record date for the written consent solicitation the Company had 66,179,709 shares of common stock issued and outstanding. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
41,917,885	696,101	27,500	-

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERIZE INC.
By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: June 21, 2019